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Exhibit 99.1

APRIL CORPORATION AND
SANFORD HOMES OF COLORADO LLLP

Combined Financial Statements

December 31, 2000

(With Independent Auditors' Report Thereon)

Independent Auditors' Report

The Board of Directors
April Corporation, and

The Partners
Sanford Homes of Colorado LLLP:

    We have audited the accompanying combined balance sheet of April Corporation and Sanford Homes of Colorado LLLP as of December 31, 2000 and the related combined statements of operations, owners' equity and comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of April Corporation and Sanford Homes of Colorado LLLP as of December 31, 2000 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Denver, Colorado
March 23, 2001, except as to
    note 9, which is as of
    August 1, 2001

APRIL CORPORATION AND
SANFORD HOMES OF COLORADO LLLP

Combined Balance Sheets

	December 31, 2000	June 30, 2001
		(unaudited)
Assets
Cash	$2,336,903	8,312,265
Certificates of deposit (note 2)	51,943	—
Accounts receivable	684,007	73,385
Notes receivable—affiliate	—	1,651,482
Prepaid expenses and deposits (note 3)	1,387,628	2,076,358
Real estate for development and sale (notes 2 and 4):
Homes under construction	33,629,513	35,666,238
Model homes	3,185,359	2,741,288
Finished lots	7,667,475	3,520,700
Land under development	1,801,051	8,374,350

	46,283,398	50,302,576

Property and equipment (note 2):
Model home furnishings and office furniture	341,906	358,858
Equipment and furnishings	1,043,718	1,091,503

	1,385,624	1,450,361
Less accumulated depreciation and amortization	(1,017,660)	(1,146,570)

	367,964	303,791

Equity investments	625,554	221,227
Land held for investment	—	3,462,789
Deferred tax asset (note 5)	98,378	232,336

	$51,835,775	66,636,209

Liabilities and Owners' Equity
Liabilities:
Notes payable (note 4):
Secured by real estate for development and sale	$22,024,679	27,488,700
Secured by model homes	2,297,898	1,987,575
Other	283,156	2,281,219

	24,605,733	31,757,494
Trade accounts payable	2,525,911	3,238,232
Accrued and other liabilities (note 8)	2,740,943	2,892,418
Customer deposits	602,757	621,695

Total liabilities	30,475,344	38,509,839

Minority interest	—	254,304
Owners' equity:
Contributed capital	742,315	742,315
Retained earnings	20,416,007	27,129,751
Accumulated other comprehensive income	202,109	—

	21,360,431	27,872,066
Commitments and contingencies (notes 4 and 8)

	$51,835,775	66,636,209

See accompanying notes to the combined financial statements.

APRIL CORPORATION AND
SANFORD HOMES OF COLORADO LLLP

Combined Statements of Operations

	Year ended December 31, 2000	Six months ended June 30, 2001	Six months ended June 30, 2000
		(unaudited)	(unaudited)
Sales of homes	$138,161,077	63,215,783	63,375,853
Cost of sales—homes	104,249,520	45,482,261	48,825,928

Gross profit	33,911,557	17,733,522	14,549,925

Expenses:
Selling	7,762,897	3,537,012	3,364,987
General and administrative	7,106,177	2,507,448	2,914,244
Depreciation and amortization	404,200	139,195	181,825
Interest, loan fees and guarantee fees, net	1,492,973	742,943	820,608
Other	181,408	21,748	38,143

Total expenses	16,947,655	6,948,346	7,319,807

Income from operations	16,963,902	10,785,176	7,230,118

Other income:
Interest and other income	237,105	502,201	79,763
Equity in loss of affiliates	(122,867)	(18,740)	(32,893)

Total other income	114,238	483,461	46,870

Income before tax expense	17,078,140	11,268,637	7,276,988
Income tax expense (note 5)	1,179,391	989,203	544,401

Net income	$15,898,749	10,279,434	6,732,587

See accompanying notes to combined financial statements.

APRIL CORPORATION AND
SANFORD HOMES OF COLORADO LLLP

Combined Statement of Owners' Equity and Comprehensive Income

Year ended December 31, 2000 and Six Months ended June 30, 2001

	Contributed capital	Retained earnings	Accumulated other comprehensive income	Total
Balances at January 1, 2000	$822,097	11,885,557	—	12,707,654
Tax distributions to owners	—	(2,755,200)	—	(2,755,200)
Priority return	—	(771)	—	(771)
Comprehensive income:
Net income	—	6,732,587	—	6,732,587
Unrealized gain on securities, net of tax	—	—	114,743	114,743
Total comprehensive income	—	—	—	6,847,330

Balances at June 30, 2000	822,097	15,862,173	114,743	16,799,013
Repurchase of ownership interest	(79,782)	(642,547)	—	(722,329)
Tax distributions to owners	—	(3,969,000)	—	(3,969,000)
Priority return	—	(781)	—	(781)
Comprehensive income:
Net income	—	9,166,162	—	9,166,162
Unrealized gain on securities, net of tax	—	—	87,366	87,366
Total comprehensive income	—	—	—	9,253,528

Balances at December 31, 2000	742,315	20,416,007	202,109	21,360,431
Comprehensive income—year ended December 31, 2000					$16,100,858

Repurchase of ownership interest (unaudited)	—	(172,898)	—	(172,898)
Tax distributions to owners (unaudited)	—	(3,392,000)	—	(3,392,000)
Priority return (unaudited)	—	(792)	—	(792)
Comprehensive income:
Net income (unaudited)	—	10,279,434	—	10,279,434
Unrealized loss on securities, net of tax (unaudited)	—	—	(202,109)	(202,109)
Total comprehensive income (unaudited)	—	—	—	10,077,325

Balances at June 30, 2001 (unaudited)	$742,315	27,129,751	—	27,872,066

See accompanying notes to combined financial statements.

APRIL CORPORATION AND
SANFORD HOMES OF COLORADO LLLP

Combined Statements of Cash Flows

	Year ended December 31, 2000	Six months ended June 30, 2001	Six months ended June 30, 2000
		(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$15,898,749	10,279,434	6,732,587
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	404,200	139,195	181,825
Equity in loss of affiliates	122,867	18,740	32,893
Deferred income tax benefit	(151,850)	(14,976)	(19,422)
Minority interest	—	254,304	—
Change in operating assets and liabilities:
Increase in accounts and notes receivable	(628,157)	(1,030,946)	(33,116)
Increase in prepaid expenses and deposits	(290,599)	(688,730)	(635,154)
Decrease (increase) in real estate for development and sale	2,569,015	(4,019,178)	(3,866,960)
Increase in land held for investment	—	(3,265,623)	—
Increase (decrease) in trade accounts payable	(584,809)	712,321	631,715
Increase (decrease) in accrued and other liabilities	911,557	(149,946)	228,938
Increase (decrease) in customer deposits	(273,050)	18,938	452,020
Increase (decrease) in income taxes payable	(61,732)	301,421	90,323

Net cash provided by operating activities	17,916,191	2,554,954	3,795,649

Cash flows from investing activities:
Capital expenditures for property and equipment	(336,140)	(75,022)	(211,286)
Cash contributions to affiliates	(36,000)	(142,586)	(20,000)
Cash distributions from affiliates	20,047	—	—
Decrease (increase) in certificates of deposit	261,701	51,943	(253,374)

Net cash used in investing activities	(90,392)	(165,665)	(484,660)

Cash flows from financing activities:
Purchase and retirement of common stock	(500,062)	—	—
Borrowings on notes payable	65,386,275	46,952,918	33,600,711
Payments on notes payable	(77,678,869)	(39,974,053)	(37,621,540)
Priority return	(1,552)	(792)	(771)
Tax related distribution of equity to partners	(6,724,200)	(3,392,000)	(2,755,200)

Net cash provided by (used in) financing activities	(19,518,408)	3,586,073	(6,776,800)

Net increase (decrease) in cash	(1,692,609)	5,975,362	(3,465,811)
Cash:
Beginning of period	4,029,512	2,336,903	4,029,512

End of period	$2,336,903	8,312,265	563,701

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,619,060	1,181,242	1,424,303

Cash paid for taxes	$1,432,884	640,000	473,500

Noncash note for repurchase of partner capital balance	$222,267	172,898	—

See accompanying notes to combined financial statements.

APRIL CORPORATION AND
SANFORD HOMES OF COLORADO LLLP

Combined Financial Statements

December 31, 2000
(Information as of and for the Six Months ended June 30, 2001 and 2000 is Unaudited)

(1) Organization and Basis of Presentation

  (a) Organization

    The accompanying combined financial statements include the accounts of Sanford Homes of Colorado, LLLP (Sanford) and April Corporation (April) (Sanford and April are referred to collectively as the Companies). Sanford and April are different legal entities; however, they are presented on a combined basis due to common control relationships and the transaction between the Companies and Beazer Homes Holdings Corp. (note 9).

    April constructed residential homes in the Denver metropolitan area prior to January 1, 1997. April's current business activities consist of investing in and lending to affiliates and others who acquire and develop real estate and construct residential homes in the Denver metropolitan area.

    Sanford's primary business is to acquire, develop and sell real estate, and to construct and sell residential homes. Effective January 1, 2000, Colorado North Company LLC (CNC), South Platte Company LLC (SPC) and Colorado Builders Services LLC (CBS) (collectively referred to as the LLCs) merged to form Sanford Homes of Colorado LLLP. Sanford includes Communities by Sanford, Inc., as the General Partner, and April Corporation and members of the merged LLCs as the Limited Partners.

  (b) Basis of Presentation

    The accompanying combined financial statements were prepared on the accrual basis of accounting and include the accounts of Sanford and the consolidated accounts of April Corporation and subsidiary. All intercompany transactions and accounts have been eliminated in consolidation and combination.

  (c) Profit and Loss Allocations

    The allocation of profits and losses, and distributions are subject to the provisions of the Limited Partnership Agreement as amended (the Agreement). The terms of the Agreement require profits to first be allocated to Class A unit holders in an amount equal to 8% of invested capital for the actual number of days in the period (the priority returns). Second, to April in an amount equal to April's previously absorbed losses in any of the LLCs, with any remaining profits allocated on a pro rata basis to all partners based on their pro rata share of units as defined in the terms of the Agreement.

(2) Summary of Significant Accounting Policies

  (a) Certificates of Deposit

    Certificates of deposit are considered short-term investments and were used as partial collateral for letters of credit during the year ended December 31, 2000. Such amount is stated at cost which approximates fair value.

  (b) Fair Value of Financial Instruments

    The carrying amounts of certain of the Companies' financial instruments, including cash and cash equivalents, accounts receivable and accounts payable and accrued expenses, approximate fair value because of their short maturities. Because the interest rates on the Companies' note payable obligations reflect market rates and terms, the fair values of these instruments approximate carrying amounts.

  (c) Real Estate for Development and Sale

    Real estate for development and sale includes homes under construction, finished lots, land under development and model homes and is recorded at the lower of cost or net realizable value. The cost of real estate for development and sale includes direct and indirect development and construction costs, as well as financing, land and closing costs.

  (d) Property and Equipment

    Property and equipment are stated at cost and depreciation is calculated based on the estimated useful lives of the assets which is three to five years, principally using the 150% and 200% declining-balance methods.

  (e) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

    Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  (f) Equity Investments

    Investments in two affiliated companies are accounted for by the equity method. In February 2001, April acquired a controlling interest in one of these investments and began to consolidate the balances and results of operations. The equity of other owners is reflected as minority interest.

  (g) Land Held for Investment

    Land held for investment is carried at cost and includes land that is not currently under development.

  (h) Customer Deposits

    Customer deposits include cash received from customers for construction of housing units. The customer deposit is applied against the sale price when construction is completed and the sale is closed.

  (i) Revenue and Cost Recognition

    Sanford constructs residential homes in the Denver metropolitan area and recognizes revenue from the sale of homes when construction is completed, the sale is closed and title has been transferred.

    Cost of sales for homes and homes under construction include direct and indirect development and construction costs, as well as financing, land and closing costs. The Companies incurred interest and loan fees totaling $4,405,680 during the year ended December 31, 2000, of which $937,609 are capitalized in homes under construction at December 31, 2000. The Companies capitalize indirect construction costs such as superintendents' salaries, fringe benefits, general labor, construction offices, temporary buildings, and miscellaneous costs and allocate the costs between homes under construction and model homes. At December 31, 2000, indirect construction costs of $1,088,164 were capitalized in homes under construction and model homes.

  (j) Income Taxes

    April accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    The combined financial statements do not include any provision for income taxes for Sanford as taxable income or loss is included in the respective tax returns of the individual partners.

  (k) Comprehensive Income

    The Companies have adopted Statement of Financial Accounting Standards (SFAS No. 130), Reporting Comprehensive Income, which established standards for reporting and displaying comprehensive income. Comprehensive income is equal to net income and unrealized gain, net of income taxes, on available for sale securities for the year ended December 31, 2000.

  (l) Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  (m) Recent Accounting Pronouncements

    In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which establishes accounting and reporting standards for derivative instruments and hedging activities. This standard requires that a company recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. SFAS 137 amends SFAS 133 and requires the standard to be adopted in 2001. The adoption of SFAS 133 on January 1, 2001 did not have a material impact on the Companies' financial position or results of operations.

    In July 2001, the FASB issued SFAS No. 141, Business Combinations, which requires the use of the purchase method and eliminates the option of using the pooling-of-interest method of accounting for all business combinations. The provisions in this statement apply to all business combinations initiated after June 30, 2001, and all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. The Companies' do not believe the adoption of this statement will have a material impact on the Companies' financial position or results of operations.

    In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which requires that all intangible assets acquired, other than those acquired in a business combination, be initially recognized and measured based on the asset's fair value. In addition, the intangible asset should be amortized based upon its useful life. If the intangible asset is determined to have an indefinite useful life, it shall not be amortized until its useful life can be determined. The Companies' do not believe the adoption of this statement will have a material impact on the Companies' financial position or results of operations.

(3) Prepaid Expenses and Deposits

  At December 31, 2000, option payments made by the Companies for the acquisition of real estate, which are included in prepaid expenses and deposits in the accompanying balance sheets, totaled $686,150. Pursuant to the terms of the option contracts, the Companies may forfeit any option deposits made, if the options are not exercised prior to the expiration date.

(4) Notes Payable

    Notes payable of the Companies are summarized as follows:

	December 31, 2000	June 30, 2001
		(unaudited)
Notes payable to bank under a revolving line of credit secured by real estate, land under development and a personal guarantee of an owner, with interest at 30-day LIBOR rate plus 250 basis points (rate at December 31, 2000 was 9.12%), due through December 31, 2001.	$13,221,643	15,447,915
Notes payable to bank under a revolving line of credit secured by real estate, land under development and a personal guarantee of an owner, with interest at prime plus .25% (rate at December 31, 2000 was 9.75%), due through December 5, 2001.	5,129,116	5,179,668
Notes payable to bank under a revolving line of credit secured by real estate, land under development and a personal guarantee of an owner, with interest at 30-day LIBOR rate plus 250 basis points (rate at December 31, 2000 was 9.12%), due through December 28, 2001.	3,565,077	7,575,929
Notes payable to bank secured by real estate, land under development and a personal guarantee of an owner, with interest at 30-day LIBOR rate plus 250 basis points (rate at December 31, 2000 was 9.12%), due through December 31, 2001.	643,272	—
Notes payable to bank secured by real estate, land under development and a personal guarantee of an owner, with interest at prime plus .75% (rate at December 31, 2000 was 10.25%), due through December 5, 2001.	1,763,469	1,272,763
Note payable secured by investment in land with interest at 9.00% due through April 3, 2006.	—	1,925,000
Other	283,156	356,219

	$24,605,733	31,757,494

  At December 31, 2000, the Companies had revolving lines of credit which allow borrowings based on discrete criteria of up to $50,000,000 of which $21,915,836 was outstanding at December 31, 2000. The revolving lines of credit mature on various dates through December 31, 2001. Under the revolving lines of credit agreements, notes for the construction of pre-sold homes generally mature the earlier of nine months from the initial advance for that particular home or closing, and for speculative homes the earlier of twelve months from the initial advance for that particular home, or the period from the initial advance until the homes are closed. The Companies' are required to meet certain financial covenants contained in the notes payable.

  Aggregate maturities of notes payable at December 31, 2000 based on their maximum terms are as follows:

Year ending December 31:
2001	$24,422,410
2002	41,523
2003	44,271
2004	47,192
2005	50,337

$24,605,733

(5) Income Taxes

    The provision for April's income tax expense consists of:

Year ended December 31, 2000
Current:
U.S. federal	$1,164,907
State and local	166,334

1,331,241

Deferred:
U.S. federal	(132,877)
State and local	(18,973)

(151,850)

Total income tax expense	$1,179,391

  Income tax expense differs from the amount computed by applying the federal statutory rate of 34% to April's income before income taxes as follows:

Year ended December 31, 2000
April's computed statutory income tax expense	$1,045,339
Increase in income taxes resulting from:
State income taxes, net of federal income tax benefit	97,257
Nondeductible expenses, principally officers' life insurance	36,795

Total income tax expense	$1,179,391

  The tax effects of temporary differences that give rise to significant portions of April's deferred tax assets and liabilities are presented below:

	December 31, 2000	June 30, 2001
		(unaudited)
Deferred tax assets:
Net taxable income in excess of financial income relating to April's share of the LLC's taxable income	$111,412	126,592
Other accruals	101,904	101,904
Warranties, principally due to accrual for financial statement purposes	4,331	4,126

Total gross deferred tax assets	217,647	232,622

Deferred tax liabilities:
Tax effect of unrealized gain on available-for-sale securities	(118,983)	—
Depreciation	(286)	(286)

Total gross deferred tax liabilities	(119,269)	(286)

Net deferred tax asset	$98,378	232,336

  The Companies' believe that deferred tax assets will be realized from the reversal of temporary differences and recognition of future taxable income.

(6) Profit Sharing Plan

  Sanford sponsors a 401(k) Plan for its employees. Participants become eligible after six months of service. Enrollment is offered monthly. Contributions are invested in participant directed funds. The 401(k) Plan has a matching provision where Sanford matches a portion of employee contributions. In addition, Sanford may make additional contributions at its discretion, however, Sanford contributions do not vest with a participant until after three years of service, with any forfeited amounts reallocated to the accounts of the remaining participants. Sanford's contributions totaled $150,395 during the period ended December 31, 2000. On July 31, 2001, Sanford terminated sponsorship of the Plan.

(7) Related Party Transactions

  The Companies incurred $7,002,196 for subcontractor services provided by an affiliate during the period ended December 31, 2000. During the period ended December 31, 2000, Sanford expensed $51,600 for selling and marketing services provided by an affiliate. The Companies believe that the transactions were at arms length.

  Accounts receivable at December 31, 2000 include $99,792 which is due from affiliates. Trade accounts payable at December 31, 2000 include $37,295 due to members of the Companies and various affiliates.

  During the year ended December 31, 2000, the Companies recorded other income of $39,600 for management services provided to related parties. During the year ended December 31, 2000, the Companies recorded expenses of $170,091 for interest on notes payable due to affiliates.

  During the year ended December 31, 2000, the Companies incurred loan guarantee fees of $1,203,471 which were paid to an individual who is an affiliate of the Companies.

  In accordance with the amended and restated operating agreements, effective January 1, 1996 for CBS, CNC and SPC and effective January 1, 2000 for Sanford Homes, a cumulative priority return of 8% was allocated to the Class A unit holders, based on invested capital for the actual number of days in the period for which the priority return was computed. The amount allocated to the Class A unit holders, excluding April Corporation, totaled $1,552 during the year ended December 31, 2000. This amount is treated as a dividend and reduces members' retained earnings.

(8) Commitments and Contingencies

  (a) Warranty Protection

    Purchasers of homes built by Sanford receive a one-year warranty on workmanship and materials and a six-year warranty covering structural construction defects. Purchasers of homes built by April received a one-year warranty on workmanship and either a six-year or ten-year warranty covering structural construction defects. In addition, Sanford offers a six-year extended basement slab limited warranty at an additional charge. A provision for estimated future warranty expenses is recorded when revenue is recognized from the sale of a home. The combined balance sheet includes accrued warranty of $1,031,407 at December 31, 2000. The amounts are accrued as a percentage of a homes' sales price under the warranty program for each home closed and additional specific amounts as identified and are included in accrued and other liabilities in the accompanying balance sheet. Sanford is self-insured for the one-year warranty, excluding one-year warranties provided by subcontractors for parts and labor as defined in the subcontractor agreements. The Companies are both self-insured and partially insured for the six-year and ten-year warranty periods.

    Warranty claims paid under the warranty programs were $303,311 during the year ended December 31, 2000.

  (b) Leases

    The Companies lease office space and equipment. Rental expense under noncancellable operating lease agreements for the year ended December 31, 2000 was $228,948. Future minimum payments under noncancellable operating leases are as follows:

Year ending December 31:
2001	$238,798
2002	208,719
2003	4,384
2004	2,689
2005	2,689

$457,279

  (c) Contingencies

    The Companies had outstanding letters of credit of approximately $264,000 at December 31, 2000 principally related to obligations to local governments to construct roads and other improvements in various developments.

    The Companies are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Companies.

(9) Subsequent Events

  On August 1, 2001, Beazer Homes Holdings Corp. (Beazer), a subsidiary of Beazer Homes USA, Inc., acquired the homebuilding operations of Sanford and the common stock of April. The accompanying combined financial statements do not reflect this transaction or the intentions of new management.

QuickLinks

  Exhibit 99.1
APRIL CORPORATION AND SANFORD HOMES OF COLORADO LLLP Combined Financial Statements December 31, 2000
Independent Auditors' Report
APRIL CORPORATION AND SANFORD HOMES OF COLORADO LLLP Combined Balance Sheets
APRIL CORPORATION AND SANFORD HOMES OF COLORADO LLLP Combined Statements of Operations
APRIL CORPORATION AND SANFORD HOMES OF COLORADO LLLP Combined Statement of Owners' Equity and Comprehensive Income Year ended December 31, 2000 and Six Months ended June 30, 2001
APRIL CORPORATION AND SANFORD HOMES OF COLORADO LLLP Combined Statements of Cash Flows
APRIL CORPORATION AND SANFORD HOMES OF COLORADO LLLP Combined Financial Statements December 31, 2000